Exhibit 99.1

         Glacier Bancorp, Inc. Earnings for Quarter Ended March 31, 2006

    HIGHLIGHTS:

    * Net earnings for the quarter of $13.629 million, up 18 percent from last year's quarter.

    * Diluted quarterly earnings per share of $.42, up 14 percent from last year's quarter.

    *   Stock Option expense with adoption of SFAS 123(R) of $.016 per share.

    *   Net interest margin 24 basis points greater than first quarter of 2005.

    *   Demand deposit growth for the quarter of 10 percent, annualized.

    * Loans increased $131 million, or 22% annualized, which is a record for the first quarter.

    *   Four new branches opened within the past four months.

    * Cash dividend of $.16 declared which is an increase of 14 percent over the prior year quarter.

    * Acquisition of $430 million in assets Citizens Development Company announced.

    KALISPELL, Mont., April 26 /PRNewswire-FirstCall/ --

Earnings Summary
(Unaudited - $ in thousands, except
 per share data)

                                                        Three months
                                                      ended March 31,
                                                ----------------------------
                                                    2006            2005
                                                ------------    ------------
    Net earnings                                $     13,629    $     11,520
    Diluted earnings per share                  $       0.42    $       0.37
    Return on average assets (annualized)               1.48%           1.50%
    Return on average equity (annualized)              16.21%          17.06%
    Return on average tangible equity
     (annualized)                                      22.48%          20.99%

    Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net quarterly earnings of $13.629 million, an increase of $2.1 million, or 18 percent, over the $11.520 million for the first quarter of 2005. Diluted earnings per share for the quarter of $.42 is an increase of 14 percent over the per share earnings of $.37 for the same quarter of 2005. Net earnings were reduced by $523,488, or $.016 per share, due to the January 1, 2006 adoption of SFAS 123(R) Share- based Payment which requires recording the estimated fair value of stock options as compensation expense. "2006 is starting off to be another good year for Glacier Bancorp, Inc. Loan growth in the first quarter was very strong," said Mick Blodnick, President and Chief Executive Officer. "As a result of this growth our net interest margin continued to expand." Annualized return on average assets and return on average equity for the quarter were 1.48 percent and 16.21 percent, respectively, which compares with prior year returns for the first quarter of 1.50 percent and 17.06 percent. Annualized return on average tangible equity, a non-GAAP performance measure, for the first quarter of 2006 was 22.48 percent compared to 20.99 percent in the first quarter of last year.

                                                                                   $ change          $ change
                                                                                     from              from
                             March 31,       December 31,        March 31,       December 31,        March 31,
Assets  ($ in thousands        2006              2005              2005              2005              2005
-----------------------   --------------    --------------    --------------    --------------    --------------
                            (unaudited)       (audited)         (unaudited)
Cash on hand and in
 banks                    $      105,474           111,418    $       82,600            (5,944)           22,874
Investments, interest
 bearing deposits,
   FHLB stock, FRB
    stock, and Fed
    Funds                        953,880           991,246         1,171,112           (37,366)         (217,232)
Loans:
   Real estate                   638,529           607,627           433,901            30,902           204,628
   Commercial                  1,435,731         1,357,051         1,087,989            78,680           347,742
   Consumer and other            493,023           471,164           387,843            21,859           105,180
      Total loans              2,567,283         2,435,842         1,909,733           131,441           657,550
   Allowance for loan
    losses                       (39,851)          (38,655)          (29,801)           (1,196)          (10,050)
      Total loans net
       of allowance
       for losses              2,527,432         2,397,187         1,879,932           130,245           647,500
Other assets                     213,372           206,493           172,796             6,879            40,576
   Total Assets           $    3,800,158         3,706,344         3,306,440            93,814           493,718

    At March 31, 2006 total assets were $3.800 billion, which is $94 million, or 3 percent, greater than the December 31, 2005 assets of $3.706 billion, and $494 million, or 15 percent, greater than the March 31, 2005 assets of $3.306 billion.

    Total loans have increased $131 million from December 31, 2005, or 5 percent, with the growth occurring in all loan categories. Commercial loans have increased $79 million, or 6 percent, real estate loans gained $31 million, or 5 percent, and consumer loans grew by $22 million, or 5 percent. "The first quarter loan production again benefited from a very mild winter," Blodnick said. "In addition our markets continue to experience good activity and growth." Total loans have increased $658 million, or 34 percent, from March 31, 2005, with all loan categories showing increases. Commercial loans grew the most with an increase of $348 million, or 32 percent, followed by real estate loans which increased $205 million, or 47 percent, which was the largest percentage gain, and consumer loans, which are primarily comprised of home equity loans, increasing by $105 million, or 27 percent.

    Investment securities, including interest bearing deposits in other financial institutions, and federal funds sold have decreased $37 million from December 31, 2005, or 4 percent, and have declined $217 million, or 19 percent, from March 31, 2005. Investment securities at March 31, 2006 represented 25% of total assets versus 35% the prior year. "Cash flow from the investment portfolio continues to fund the significant loan growth," said Jim Strosahl, Chief Financial Officer. "Converting the lower yielding investments into loans has contributed to the interest margin growth."

                                                                                $ change          $ change
                                                                                 from               from
Liabilities                 March 31,       December 31,      March 31.       December 31,       March 31,
 ($ in thousands)              2006             2005             2005             2005             2005
-----------------------   --------------   --------------   --------------   --------------    --------------
                           (unaudited)       (audited)       (unaudited)
Non-interest bearing
 deposits                 $      683,201          667,008   $      528,038           16,193           155,163
Interest bearing
 deposits                      2,010,198        1,867,704        1,448,643          142,494           561,555
Advances from
 Federal Home Loan
 Bank                            505,209          402,191          858,961          103,018          (353,752)
Securities sold
 under agreements to
 repurchase and other
 borrowed funds                  134,981          317,222           84,982         (182,241)           49,999
Other liabilities                 37,178           33,980           32,367            3,198             4,811
Subordinated
 debentures                       85,000           85,000           80,000               --             5,000
     Total
      liabilities         $    3,455,767        3,373,105        3,032,991           82,662           422,776

    Non-interest bearing deposits have increased $16 million, or 10 percent annualized, since December 31, 2005, and by $155 million, or 29 percent, since March 31, 2005. This continues to be a primary focus of each of our banks. Interest bearing deposits have increased $142 million from December 31, 2005, of which $71 million was in broker originated certificates of deposit, and $53 million in Internet generated National Market CD's. Since March 31, 2005 interest bearing deposits increased $562 million, or 39 percent, with $289 million of that amount from broker and Internet sources. Federal Home Loan Bank
(FHLB) advances increased $103 million, and repurchase agreements and other borrowed funds decreased $182 million from December 31, 2005, primarily from the redemption of $179 million in U. S. Treasury Tax and Loan Term Auction funds. FHLB advances are $354 million less than the March 31, 2005 balances due primarily to the above described increases in deposits.


                                                                                      $ change          $ change
Stockholders'  equity                                                                   from             from
 ($ in thousands             March 31,        December 31,         March 31,        December 31,        March 31,
 except per share data)        2006               2005               2005               2005              2005
-----------------------   --------------     --------------     --------------     --------------    --------------
                           (unaudited)         (audited)         (unaudited)
Common equity             $      344,259     $      332,418     $      273,272             11,841            70,987
Accumulated other
 comprehensive
 income                              132                821                177               (689)              (45)
   Total
    stockholders'
    equity                       344,391            333,239            273,449             11,152            70,942
Core deposit
 intangible, net,
 and goodwill                    (86,693)           (87,114)           (67,291)               421           (19,402)
   Tangible
    stockholders'
    equity                $      257,698            246,125            206,158             11,573            51,540

Stockholders' equity
 to total assets                    9.06%              8.99%             8.27%
Tangible
 stockholders'
 equity to total
 tangible assets                    6.94%              6.80%             6.36%
Book value per
 common share             $        10.66              10.36               8.86               0.30              1.80
Market price per
 share at end of
 quarter                  $        31.05              30.05              24.40               1.00              6.65

    Total equity and book value per share amounts have increased $11.152 million and $.30 per share, respectively, from December 31, 2005, the result of earnings retention, and stock options exercised. Accumulated other comprehensive income, representing net unrealized gains on securities available for sale, decreased $689 thousand during the quarter, primarily a function of interest rate changes and the decreased balance of securities.

             Operating Results for Three Months Ended March 31, 2006
                           Compared to March 31, 2005

                                                   Three months ended March 31,
Revenue summary                        ----------------------------------------------------
 (Unaudited - $ in thousands)             2006          2005        $ change      % change
------------------------------------   ----------    ----------    ----------    ----------
Net interest income                    $   36,308    $   28,456    $    7,852            28%

Non-interest income
   Service charges, loan fees, and
    other fees                              8,217         6,482         1,735            27%
   Gain on sale of loans                    2,190         2,092            98             5%
   Other income                               749           534           215            40%
      Total non-interest income            11,156         9,108         2,048            22%
                                       $   47,464    $   37,564    $    9,900            26%

Tax equivalent net interest margin           4.32%         4.08%

    Net Interest Income

    Net interest income for the quarter increased $7.852 million, or 28 percent, over the same period in 2005, and $604 thousand from the fourth quarter of 2005. Total interest income increased $15.445 million from the prior year's quarter, or 38 percent, while total interest expense was $7.593 million, or 63 percent higher. The increase in interest expense is primarily attributable to the volume increase in interest bearing liabilities, and increases in short term interest rates during 2005 continuing into 2006. The Federal Reserve Bank has increased the targeted fed funds rate 10 times, 250 basis points, since January 1, 2005. The net interest margin as a percentage of earning assets, on a tax equivalent basis, was 4.32 percent which was higher than the 4.08 percent result for the first quarter of 2005. The margin for the first quarter of 2006 continued the trend of increases experienced in each quarter of 2005.

    Non-interest Income

    Fee income increased $1.735 million, or 27 percent, over the same period last year, driven primarily by an increased number of loan and deposit accounts from internal growth and acquisitions. Gain on sale of loans increased $98 thousand, or 5 percent, from the first quarter of last year. Loan origination activity for housing construction and purchases remains strong in our markets.

                                                    Three months ended March 31,
Non-interest expense summary              -------------------------------------------------
 (Unaudited - $ in thousands)                2006         2005       $ change     % change
---------------------------------------   ----------   ----------   ----------   ----------
Compensation and employee benefits        $   15,311   $   10,944   $    4,367           40%
Occupancy and equipment expense                3,491        2,855          636           22%
Outsourced data processing                       724          232          492          212%
Core deposit intangibles amortization            420          283          137           48%
Other expenses                                 5,881        4,760        1,121           24%
      Total non-interest expense          $   25,827   $   19,074   $    6,753           35%

    Non-interest Expense

    Non-interest expense increased by $6.753 million, or 35 percent, from the same quarter of 2005. Compensation and benefit expense increased $4.367 million, or 40 percent, of which $723 thousand was from expensing stock options with the adoption of SFAS 123(R) in 2006, four acquisitions during 2005, the addition of four new bank branches occurring within the last four months, normal compensation increases for job performance and increased cost for benefits are the reasons for the majority of the increase. The number of full-time-equivalent employees has increased from 952 to 1,147, a 20 percent increase, since March 31, 2005. Occupancy and equipment expense increased $636 thousand, or 22 percent, reflecting the bank acquisitions, cost of additional branch locations and facility upgrades. Other expenses increased $1.121 million, or 24 percent, primarily from acquisitions, additional marketing expenses, and costs associated with new branch offices. "The number of new branches coming on-line within a short period of time has resulted in significantly higher expenses in the current quarter," said Strosahl. "Although the number of new locations is greater than normal for our company, rapid expansion in the high growth markets of Boise and Coeur d'Alene will have long-term benefits." The efficiency ratio (non-interest expense/net interest income + non-interest income) was 54 percent for the 2006 quarter, up from 51 percent for the 2005 quarter.

Credit quality information                   March 31,       December 31,       March 31,
 ($ in thousands)                              2006              2005              2005
---------------------------------------   --------------    --------------    --------------
                                           (unaudited)        (audited)         (unaudited)
Allowance for loan losses                 $       39,851    $       38,655    $       29,801

Non-performing assets                             10,325            10,089             9,166

Allowance as a percentage of non
 performing assets                                   386%              383%              325%

Non-performing assets as a percentage
 of total assets                                    0.27%             0.26%             0.27%

Allowance as a percentage of total
 loans                                              1.55%             1.59%             1.56%

Net recoveries (charge-offs) as a
 percentage of loans                               0.001%           (0.020)%          (0.011)%

    Allowance for Loan Loss and Non-Performing Assets

    Non-performing assets as a percentage of total assets at March 31, 2006 were at .27 percent, the same percentage as at March 31, 2005, but increasing slightly from .26 percent at December 31, 2005. The Company ratios compare favorably to the Federal Reserve Bank Peer Group average of .43 percent at December 31, 2005, the most recent information available. The allowance for loan losses was 386 percent of non-performing assets at March 31, 2006, up from 325 percent a year ago. The allowance, including $4.579 million from acquisitions, has increased $10.050 million, or 34 percent, from a year ago. The allowance of $39.851 million, is 1.55 percent of March 31, 2006 total loans outstanding, down slightly from the 1.56 percent a year ago. The first quarter provision for loan losses expense was $1.165 million, a decrease of $325 thousand from the same quarter in 2005, and was also a decrease of $209 thousand from the fourth quarter of 2005. Recovery of previously charged-off loans exceeded amounts charged-off during the quarter by $31,000. Loan growth, average loan size, and credit quality considerations will determine the level of additional provision expense.

    Cash dividend

    On March 29, 2006, the board of directors declared a cash dividend of $.16 payable April 20, 2006 to shareholders of record on April 11, 2006, which is an increase of 14 percent over the $.14 dividend declared in the first quarter of last year.

    Acquisition announced

    On April 20, 2006, the signing of a definitive agreement whereby Citizens Development Company a Billings, Montana based five bank holding company with total assets of $430 million will merge into Glacier Bancorp, Inc. was announced. The closing of the transaction is expected to occur in July or August of 2006. The five banks being acquired will remain as independently chartered banks pending their anticipated consolidation with existing Glacier Bancorp, Inc. Montana subsidiaries.

    Headquartered in Kalispell, Montana, Glacier Bancorp, Inc. conducts business from Glacier Bank of Kalispell, First Security Bank of Missoula, Glacier Bank of Whitefish, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, all located in Montana, Mountain West Bank located in Idaho with two branches in Utah and two in Washington, First National Bank -- West, Evanston, Wyoming, and Citizens Community Bank Pocatello, Idaho.

    This news release includes forward looking statements, which describe management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of the Company' style of banking and the strength of the local economies in which it operates. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company's public filings, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the company's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) costs or difficulties related to the integration of acquisitions are greater than expected; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged.

    Visit our website at www.glacierbancorp.com

                              GLACIER BANCORP, INC.
            CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

($ in thousands except per                  March 31,        December 31,       March 31,
 share data)                                   2006              2005              2005
---------------------------------------   --------------    --------------    --------------
                                           (unaudited)                         (unaudited)
Assets:
 Cash on hand and in banks                $      105,474           111,418            82,600
 Federal funds sold                                9,155             7,537            14,751
 Interest bearing cash deposits                   21,343            15,739             8,208

 Investment securities,
  available-for-sale                             923,382           967,970         1,148,153

 Net loans receivable:
   Real estate loans                             638,529           607,627           433,901
   Commercial loans                            1,435,731         1,357,051         1,087,989
   Consumer and other loans                      493,023           471,164           387,843
   Allowance for losses                          (39,851)          (38,655)          (29,801)
        Total loans, net                       2,527,432         2,397,187         1,879,932

 Premises and equipment, net                      86,179            79,952            63,720
 Real estate and other assets
  owned, net                                         778               332             2,003
 Accrued interest receivable                      19,317            19,923            16,151
 Core deposit intangible, net                      7,594             8,015             7,102
 Goodwill                                         79,099            79,099            60,189
 Other assets                                     20,405            19,172            23,631
                                          $    3,800,158         3,706,344         3,306,440

Liabilities and stockholders'
 equity:
  Non-interest bearing deposits           $      683,201           667,008           528,038
  Interest bearing deposits                    2,010,198         1,867,704         1,448,643
 Advances from Federal Home
  Loan Bank of Seattle                           505,209           402,191           858,961
 Securities sold under
  agreements to repurchase                       132,207           129,530            79,148
 Other borrowed funds                              2,774           187,692             5,834
 Accrued interest payable                          8,537             7,437             6,048
 Deferred tax liability                            2,098             2,746             4,782
 Subordinated debentures                          85,000            85,000            80,000
 Other liabilities                                26,543            23,797            21,537
   Total liabilities                           3,455,767         3,373,105         3,032,991

  Preferred shares, $.01 par
   value per share. 1,000,000
   shares authorized
      None issued or
       outstanding                                    --                --                --
 Common stock, $.01 par value
  per share. 62,500,000 shares
  authorized                                         323               322               247
 Paid-in capital                                 265,765           262,383           229,558
 Retained earnings -
  substantially restricted                        78,171            69,713            43,467
 Accumulated other
  comprehensive income                               132               821               177
   Total stockholders' equity                    344,391           333,239           273,449
                                          $    3,800,158         3,706,344         3,306,440
 Number of shares outstanding                 32,314,112        32,172,547        30,853,644
 Book value of  equity per
  share                                            10.66             10.36              8.86

                              GLACIER BANCORP, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                          Three months ended March 31,
                                         ------------------------------
($ in thousands except per share data)      2006            2005
--------------------------------------   -------------    -------------
                                          (unaudited)      (unaudited)
Interest income:
   Real estate loans                     $      10,989            6,615
   Commercial loans                             25,525           16,524
   Consumer and other loans                      8,865            5,730
   Investment securities and other              10,573           11,638
         Total interest income                  55,952           40,507

Interest expense:
   Deposits                                     11,291            4,069
   Federal Home Loan Bank of Seattle
    advances                                     4,796            5,243
   Securities sold under agreements
    to repurchase                                1,290              398
   Subordinated debentures                       1,429            1,555
   Other borrowed funds                            838              786
         Total interest expense                 19,644           12,051

Net interest income                             36,308           28,456
   Provision for loan losses                     1,165            1,490
Net interest income after provision
 for loan losses                                35,143           26,966

Non-interest income:
   Service charges and other fees                6,406            5,204
   Miscellaneous loan fees and
    charges                                      1,811            1,278
   Gain on sale of loans                         2,190            2,092
   Loss on sale of investments                      --              (30)
   Other income                                    749              564
        Total non-interest income               11,156            9,108
Non-interest expense:
   Compensation, employee benefits
    and related expenses                        15,311           10,944
   Occupancy and equipment expense               3,491            2,855
   Outsourced data processing
    expense                                        724              232
   Core deposit intangibles
    amortization                                   420              283
   Other expenses                                5,881            4,760
        Total non-interest expense              25,827           19,074
Earnings before income taxes                    20,472           17,000

Federal and state income tax expense             6,843            5,480
Net earnings                             $      13,629           11,520

Basic earnings per share                          0.42             0.37
Diluted earnings per share                        0.42             0.37
Dividends declared per share                      0.16             0.14
Return on average assets
 (annualized)                                     1.48%            1.50%
Return on average equity
 (annualized)                                    16.21%           17.06%
Return on average tangible equity
 (annualized)                                    22.48%           20.99%
Average outstanding
 shares - basic                             32,252,158       30,764,368
Average outstanding
 shares - diluted                           32,826,467       31,305,806

                                         For the Three months ended 3-31-06
                                     ----------------------------------------
                                                     Interest       Average
AVERAGE BALANCE SHEET                  Average          and         Yield/
 (Unaudited - $ in Thousands)          Balance       Dividends       Rate
----------------------------------   -----------    -----------   ------------
ASSETS
   Real Estate Loans                 $   618,852         10,989          7.10%
   Commercial Loans                    1,397,090         25,525          7.41%
   Consumer and Other Loans              481,298          8,865          7.47%
     Total Loans                       2,497,240         45,379          7.37%
   Tax-Exempt Investment
    Securities (1)                       283,715          3,489          4.92%
   Other Investment Securities           686,956          7,084          4.12%
     Total Earning Assets              3,467,911         55,952          6.45%
   Goodwill and Core Deposit
    Intangible                            87,616
   Other Non-Earning Assets              185,313
     TOTAL ASSETS                    $ 3,740,840

LIABILITIES
AND STOCKHOLDERS' EQUITY
   NOW Accounts                      $   346,930            470          0.55%
   Savings Accounts                      245,928            578          0.95%
   Money Market Accounts                 495,032          2,843          2.33%
   Certificates of Deposit               829,390          7,400          3.62%
   FHLB Advances                         522,376          4,796          3.72%
   Repurchase Agreements
    and Other Borrowed Funds             294,376          3,557          4.90%
     Total Interest Bearing
      Liabilities                      2,734,032         19,644          2.91%
   Non-interest Bearing Deposits         630,490
   Other Liabilities                      35,235
     Total Liabilities                 3,399,757

   Common Stock                              323
   Paid-In Capital                       263,541
   Retained Earnings                      75,539
   Accumulated Other
     Comprehensive Income                  1,680
     Total Stockholders' Equity          341,083
     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY            $ 3,740,840

   Net Interest Income                              $    36,308
   Net Interest Spread                                                   3.54%
   Net Interest Margin
    on Average Earning assets                                            4.25%
   Return on Average Assets
    (annualized)                                                         1.48%
   Return on Average Equity
    (annualized)                                                        16.21%

    (1) Excludes tax effect on non-taxable investment security income


SOURCE  Glacier Bancorp, Inc.
    -0-                             04/26/2006
    /CONTACT: Michael J. Blodnick, +1-406-751-4701, or James H. Strosahl, +1-406-751-4702, both of Glacier Bancorp, Inc./
    /Web site:  http://www.glacierbancorp.com /